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                                                                      EXHIBIT 11

                       COMPUTATION OF EARNINGS PER SHARE

                    CHAPARRAL STEEL COMPANY AND SUBSIDIARIES


                                                                           Three months ended August 31,
                                                                              1995               1994
                                                                              ----               ----
                                                                          (In thousands except per share)
AVERAGE SHARES OUTSTANDING
    Primary:
      Average shares outstanding                                             29,680             29,680
      Stock options - treasury stock method
         using average market prices                                            123                 32
                                                                           --------          ---------
               TOTALS                                                        29,803             29,712
                                                                           ========          =========

    Fully diluted:
      Average shares outstanding                                             29,680             29,680
      Stock options - treasury stock method
         using end of quarter market
         price if higher than average                                           158                 32
                                                                           --------          ---------
               TOTALS                                                        29,838             29,712
                                                                           ========          =========


INCOME APPLICABLE TO COMMON STOCK
    Primary and fully diluted:
      Net income                                                           $  6,428          $   1,753
    Add:
      Pre-September 1990 contingent
      price amortization                                                         58                 58
                                                                           --------          ---------
                                                                           $  6,486          $   1,811
                                                                           ========          =========

PER SHARE
    Net income per common share:

      Primary                                                              $    .22          $     .06
                                                                           --------          ---------

      Fully diluted                                                        $    .22          $     .06
                                                                           ========          =========





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